United States

Securities and Exchange Commission

Washington, DC 20549

Post-Effective Amendment to

Form S-8

Registration Statement

Under

the Securities Act of 1933

FLORIDA EAST COAST INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Florida	20-4427296
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Malaga Street St. Augustine, Florida	32085-1048
(Address of principal executive offices)	(Zip Code)

Information Required in the Registration Statement

The registrant has terminated the offering of shares of its common stock pursuant to the Form-8 registration statements, filed by the registrant with the U.S. Securities and Exchange Commission on Florida East Coast Industries, Inc. 1998 Stock Incentive Plan, as amended, effective October 1, 1999 and May 16, 2002 (SEC file No. 333-76577, 333-53144); 2002 Stock Incentive Plan, as amended and restated effective June 2, 2005 (SEC file No. 333-90894, 333-127141); Florida East Coast Industries, Inc. Employee Stock Purchase Plan (SEC file No. 333-90896); Stock Award Agreements dated March 28, 2005 between Florida East Coast Industries, Inc. and Adolfo Henriques (SEC file No. 333-123624). The registrant has filed this post-effective amendment to the registration statement in order to remove from registration any shares of common stock of the registrant that remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Augustine, State of Florida, on this 27th day of April, 2006.

FLORIDA EAST COAST INDUSTRIES, INC.

By:	/s/ Daniel H. Popky
Daniel H. Popky
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this amendment to Form 8 Registration Statement and have been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Capacity	Date

/s/ Adolfo Henriques Adolfo Henriques	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	April 27, 2006

/s/ Daniel H. Popky Daniel H. Popky	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 27, 2006

/s/ Mark Leininger Mark Leininger	Vice President and Controller (Principal Accounting Officer)	April 27, 2006

Signature	Capacity	Date

/s/ Robert D. Fagan* Robert D. Fagan	Director	April 27, 2006

/s/ David M. Foster* David M. Foster	Director	April 27, 2006

/s/ Allen C. Harper* Allen C. Harper	Director	April 27, 2006

/s/ James E. Jordan* James E. Jordan	Director	April 27, 2006

/s/ Gilbert Lamphere* Gilbert Lamphere	Director	April 27, 2006

/s/ Joseph Nemec* Joseph Nemec	Director	April 27, 2006

/s/ Jorge Perez* Jorge Perez	Director	April 27, 2006

/s/ James Pieczynski* James Pieczynski	Director	April 27, 2006

/s/ Wellford Sanders, Jr.* Wellford Sanders, Jr.	Director	April 27, 2006

/s/ Heidi J. Eddins * By: Heidi J. Eddins	Attorney in Fact	April 27, 2006